UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 16, 2007

AirTran Holdings, Inc.

(Exact name of registrant as specified in its charter)

State of Incorporation: Nevada

Commission file number: 1-15991	I.R.S. Employer Identification No: 58-2189551

9955 AirTran Boulevard, Orlando, Florida 32827

(Address of principal executive offices) (Zip Code)

(407) 318-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material definitive Agreement.

The text set forth in paragraphs 1-2 under Item 2.03 below and paragraph 1 under Item 8.01 is incorporated into this Item by this reference.

Item 2.03.	Creation of a Direct Financing Obligation or an Obligation under an Off-Balance Sheet Agreement of a Registrant.

On June 28, 2007, AirTran Airways, Inc. (the “Company”), a wholly-owned subsidiary of AirTran Holdings, Inc., entered into a financing arrangement with Bayerische Hypo-und Vereinsbank AG, London Branch (the “PDP Facility”). The PDP Facility is intended to fund a portion of the Company’s obligations to make pre-delivery payments in respect of certain of the Boeing model 737-700 aircraft currently on firm order and having delivery positions in 2009 and 2010 (the “PDP Aircraft”). The pre-delivery payments so financed are payments required to be made by the Company pursuant to its July 2003 agreement with The Boeing Company (“Boeing”) for the manufacture and purchase of Boeing model 737 aircraft (the “Aircraft Purchase Agreement”).

The PDP Facility entitles the Company to make drawings thereunder in an aggregate amount up to approximately $82 million and is secured by certain of the Company’s rights and interest in and to the Aircraft Purchase Agreement, but only to the extent related to the PDP Aircraft. On June 28, 2007, the Company made an initial drawing under the PDP Facility of approximately $12.5 million, which is equivalent to a portion of the pre-delivery payments previously made by the Company for the PDP Aircraft through such date. On July 2, 2007, the Company made its second drawing under the PDP Facility of approximately $2.5 million, which is equivalent to a portion of the pre-delivery payments due from the Company for certain of the PDP Aircraft on such date. Under the PDP Facility, the Company is entitled to make additional drawings up to an amount equal to a portion of the Company’s remaining pre-delivery payment obligations for the PDP Aircraft. The Company intends to make additional drawings in amounts sufficient to satisfy a portion of its pre-delivery payment obligations to Boeing in respect of the PDP Aircraft on the due dates thereof. In connection with entering into the PDP Facility, the Company agreed to pay customary commitment and related fees. Drawings made under the PDP Facility will accrue interest, payable monthly, at a floating rate per annum above one-month LIBOR. On the later of (1) the delivery date of an PDP Aircraft and (2) three months following the last day of the scheduled delivery month of an PDP Aircraft, the Company is required to pay principal in an amount equal to the drawings made in respect of pre-delivery payments for such PDP Aircraft, together with any accrued and unpaid interest thereon. The PDP Facility is scheduled to mature on the earlier of the date the last PDP Aircraft is delivered to the Company by Boeing and March 31, 2010.

Item 8.01.	Other Information.

On June 4, 2007, the Company entered into an amendment with Boeing to the Aircraft Purchase Agreement, pursuant to which the Company agreed to purchase from Boeing, and Boeing agreed to manufacture and sell to the Company, an additional fifteen (15) Boeing model 737 aircraft. The newly-ordered aircraft are scheduled to be delivered to the Company during 2011 and 2012. Also, pursuant to that same amendment, the Company and Boeing agreed to reschedule the delivery positions for six (6) Boeing model 737 aircraft on firm order under the Aircraft Purchase Agreement. The rescheduled aircraft were scheduled to be delivered to the Company during the second half of 2008 and first half of 2009. The rescheduled aircraft are now currently scheduled to be delivered to the Company during 2011.

On May 25, 2007, June 15, 2007, June 25, 2007 and July 9, 2007, the Company accepted delivery of four (4) Boeing model 737 aircraft from Boeing under the Aircraft Purchase Agreement.

The table below illustrates all remaining firm-order aircraft scheduled for delivery through 2012:

Firm Aircraft Deliveries B737
Remainder of 2007	1

2008	13

2009	14

2010	14

2011	10

2012	12

Total	64

A portion of the information in this Form 8-K is being furnished under Item 8.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Financial and Legal Information

This document relates, in part, to the offer (the “Offer”) by AirTran Holdings, Inc., (“AirTran”) through its wholly-owned subsidiary, Galena Acquisition Corp. (“Galena”), to exchange each issued and outstanding share of common stock and Series A Junior Participating Preferred Stock and associated rights of Midwest Air Group, Inc., a Wisconsin corporation (“Midwest”), (collectively the “Rights” and together, the “Midwest Shares”), for consideration consisting of a combination of cash and common stock, par value $0.001 per share (“AirTran Common Stock”), of AirTran having an aggregate value of $15.00 per share, comprised of $9.00 in cash and 0.5842 of a share of AirTran common stock.

The Offer currently is scheduled to expire at 12:00 Midnight, New York City time on August 10, 2007, unless extended. AirTran and Galena have expressly reserved the right, in their sole discretion, to extend the period of time during which the Offer will remain open. Any extension will be announced no later than 9:00 A.M., New York City time, on the next business day after the previously scheduled expiration date.

This document does not constitute an offer to purchase or the solicitation of an offer to sell which is being made only pursuant to the Offer to Exchange and related Letter of Transmittal forming part of the registration statement referred to below. The information required to be disclosed by Exchange Act Rule 14d-6(d)(1) is contained in the Prospectus and is incorporated by reference. The Offer is not being made to and nor will tenders be accepted from or on behalf of holders of securities of Midwest Air Group, Inc. in any jurisdiction in which the making of the Offer or the acceptance thereof would not comply with the laws of such jurisdiction. In those jurisdictions in the United States where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of AirTran and Galena by Morgan Stanley & Co. Incorporated and Credit Suisse Securities (USA) LLC, or by one or more registered broker or dealers under the laws of such jurisdiction.

AirTran has filed a Registration Statement (No. 333-139917) with the Securities and Exchange Commission on Form S-4 relating to the AirTran common stock to be issued to holders of Midwest shares in the offer (the “Registration Statement”). The terms and conditions of the Offer are set forth in the prospectus, which is a part of the registration statement (the “Prospectus”), and the related Letter of Transmittal, which also are exhibits to the Schedule TO.

Investors and security holders are urged to read the Registration Statement, as well as any other relevant documents filed with the SEC, and any amendments or supplements to those documents, because they contain or will contain important information.

Investors and security holders may obtain a free copy of the Registration Statement, the Schedule TO, and amendments and supplements to such respective documents at http://www.sec.gov. The Registration Statement, the Schedule TO, and such other documents and amendments and supplements to such respective documents may also be obtained free of charge from AirTran by directing such request to: Richard P. Magurno, Corporate Secretary, AirTran Holdings, Inc., 9955 AirTran Boulevard, Orlando, Florida 32827, or to the information agent for this offering: Innisfree M&A Incorporated, 501 Madison Avenue, New York, New York 10022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AirTran Holdings, Inc.
(Registrant)

Date: July 17, 2007	/s/ Stanley J. Gadek
Stanley J. Gadek Senior Vice President Finance and Chief Financial Officer
(Principal Accounting and Financial Officer)